Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

For further information:	Investor Relations and
Media:	Corporate Communications:
Kerry Beth Daly	Amy Hedison
Fleishman-Hillard	EXACT Sciences
P: (617) 267-8223	P: (508) 683-1252
E: dalyk@fleishman.com	E: ahedison@exactsciences.com

EXACT SCIENCES TO WEBCAST PRESENTATION AT
MERRILL LYNCH 2005 GLOBAL PHARMACEUTICAL,
BIOTECHNOLOGY AND MEDICAL DEVICE CONFERENCE

Marlborough, Mass. – February 7, 2005 – EXACT Sciences Corporation (NASDAQ: EXAS) announced today that its presentation at the Merrill Lynch 2005 Global Pharmaceutical, Biotechnology and Medical Device Conference will be webcast live.

Don Hardison, EXACT Sciences’ President and CEO, and Anthony Shuber, EXACT Sciences’ Chief Technology Officer, are scheduled to deliver a presentation on Thursday, February 10, 2005 at 10:30 a.m. (Eastern Standard Time) at the Grand Hyatt Hotel in New York City.  The presentation will discuss, among other things, the Company’s applied research and commercial strategies, and the Company’s focus of resources for 2005.  The webcast of the presentation may be accessed at EXACT Sciences’ website, www.exactsciences.com, through the Investor Relations page.  An archived version of the webcast will be available for 14 days following the live presentation.

About EXACT Sciences Corporation

EXACT Sciences Corporation is a leader in rapidly applying genomics knowledge to develop effective, patient-friendly screening methods to detect cancer early, to assist physicians in saving patients’ lives.  Its first commercial test, PreGen-Plus™, is used for screening colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

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